SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.)

Check the appropriate box:

☐ Preliminary information statement
☐ Confidential, for use of the Commission only (as permitted by Rule
14c-6(d)(2))
☒ Definitive information statement

SCORE ONE, INC.
(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date filed:

SCORE ONE, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF SCORE ONE, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of Score One, Inc., a Nevada corporation (the “Company”), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed to be effective approximately 20 days from the date of mailing this Information Statement to you. The Written Consent authorizes the following corporate actions:

1. The election of three Directors for a term of one year or until their successors are duly elected and qualified;

2. The authorization to amend of the Company’s Articles of Incorporation in order to increase the authorized shares of Common Stock of the Company from 50,000,000 to 200,000,000; and

3. The ratification of the appointment of Jeffrey Tsang & Co., Certified Public Accountants, as the Company’s independent public accountants.

Because execution of the Written Consent was assured, the Company’s Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, the Board of Directors of the Company has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them. The Board of Directors has fixed the close of business on May 31, 2006 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about June 30, 2006 to all stockholders of record as of the Record Date. Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SCORE ONE, INC.
Suites 2203-06, Level 22, Office Tower, Langham Place, 8 Argyle Street,
Mongkok, Kowloon, Hong Kong

INFORMATION STATEMENT ON SCHEDULE 14C

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated. This table is calculated based upon 31,162,902 shares of Common Stock issued and outstanding. However, as of the record date there were 59,162,902 shares of Common Stock outstanding, 9,162,902 of which are not authorized by the Company’s Articles of Incorporation.

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock by:

•	each person known to beneficially own more than 5% of the Common Stock;
•	each officer and director of the Company (including proposed directors); and
•	all directors and executive officers as a group.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class Beneficially Owned (1)

Team Allied Profits Limited Suites 2203-06, Level 22, Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong	30,000,000	96.3%

Hoi-Ho Kiu, CEO, Director Room 03, 17/F., Fee Tat Commercial Centre, 613 Nathan Road, Mongkok, Kowloon, Hong Kong	0	0%

Lai Ming Lau, CFO, Secretary, Director Suites 2203-06, Level 22, Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong	0	0%

All current Officers and Directors as a group (two persons)	0	0%
______________________________
(1) Calculated based upon 31,162,902 shares of Common Stock issued and outstanding.

ELECTION OF DIRECTORS

Two directors were elected for the ensuing year or until their successors are duly elected and qualified.

Name	Age	Position	Term(s) of Office

Hoi-ho Kiu	44	Director and CEO	November 2005 to present

Lai Ming Lau	43	Director, Secretary and CFO	November 2005 to present

The consent of a majority of the voting shares of the Company was given for the election of the directors listed above.

DIRECTORS AND EXECUTIVE OFFICERS

Hoi-Ho Kiu, Director and Chief Executive Officer, has also been the Chief Executive Officer of Golden Health Holdings, Inc. since October 2005. She has over 20 years of experience in doing businesses in China. Prior to joining Golden Health Holdings, Inc., she was an assistant general manager of Beijing Hua Xin Group, a Chinese state-owned real estate conglomerate from March 1995 to September 2005.

Lai Ming Lau, Director, Chief Financial Officer and Secretary, has been the Director and founder of Richley (China) Limited, now known as RC Capital Limited since July 1992. Ms. Lau holds a Hons. Diploma in Law and Business Hong Kong Shue Yan College and has over 15 years of experience of working with trading businesses in Asia, in countries such as China, Indonesia and Taiwan.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees of the Board of Directors.

The Board of Directors of the Company held no meetings during the last fiscal year, although several actions were discussed and decided upon by unanimous written consent. No director resigned or declined to stand for re-election due to a disagreement with the Company.

Each director holds office (subject to the Company’s By-Laws) until the next annual meeting of shareholders and until such director's successor has been elected and qualified. All of the Company’s executive officers are serving until the next annual meeting of directors and until their successors have been duly elected and qualified. There are no family relationships among any of the Company’s current directors and executive officers.

The Company does not have an audit, nominating or compensation committee. The Board of Directors of the Company plans to expand the number of members on the board and create an independent Compensation Committee, Audit Committee and a Nominating Committee. Until such time as a Nominating Committee is established, the Company’s current directors shall be the sole participants in the consideration of director nominees.

COMPENSATION OF DIRECTORS

The Company’s directors will be reimbursed for any out-of-pocket expenses incurred by them for attendance at meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION

All decisions regarding compensation for the Company’s executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual’s contributions to the Company’s success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION

For the fiscal years ending December 31, 2005, December 31, 2004, and December 31, 2003 and as of June 1, 2006, no compensation was paid to officers or directors of the Company.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.

The Company has not issued any stock options or stock appreciation rights to any named executive officers (or any other persons). However, the Company may grant stock options or stock appreciation rights to these named executive officers or other executive officers or (other persons) in the discretion of its Board of Directors.

EMPLOYMENT AND RELATED AGREEMENTS

For the year ended December 31, 2005 and as of June 1, 2006, the Company did not have any employment agreements with its executive officers or employees.

The Company does not have any employment or related agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 7, 2006, the Company purchased a Hong Kong corporation called RC Capital Limited ("RC Capital") for $1.00 from Lau Ming Lau, the Company’s secretary, CFO and director. RC Capital was a dormant company with no assets and liabilities and was formerly known as Richley (China) Limited. There is no written agreement for the purchase of RC Capital. RC Capital is currently the Company's wholly owned operating subsidiary.

On April 9, 2006, the Company entered into a Sale and Purchase Agreement with RC Capital Limited, a Hong Kong corporation and wholly-owned subsidiary of the Company, Dalian Fengming International Recreation Town Co., Ltd., and Ms. Hoi-ho Kiu, CEO of the Company for the acquisition of Dalian Fengming International Recreation Town Phase II (“Recreation Town”)in exchange for 28,000,000 shares of Common Stock of the Company. The transaction is contemplated to be closed on or before July 31, 2006 and the 28,000,000 shares are to be issued on or before July 31, 2006. Pursuant to the Agreement, the Company shall issue 18,000,000 shares and 10,000,000 shares of Common Stock to Ms. Hoi-ho Kiu and Dalian Fengming, respectively. The total fair market value of such shares is considered to be $75,000,000.

STOCK PLANS

The Company does not have a stock option plan or any other equity compensation plan.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

The consent of a majority of the voting shares of the Company was given for approving the amendment of the Company’s Articles of Incorporation to increase the number of our authorized shares of Common Stock from 50,000,000 shares to 200,000,000 shares.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 200,000,000

The Company is currently authorized to issue 50,000,000 shares of Common Stock, par value $.001. As of May 31, 2006, 59,162,902 shares were outstanding, 9,162,902 of which are not currently authorized by the Company’s Articles of Incorporation, and only 31,162,902 were issued and outstanding.

As a result of the Company’s acquisition of Recreation Town, the Company agreed to issue a total of 28,000,000 shares of Common Stock to Hoi-ho Kiu and Dalian Fengming, both of which are accredited investors.

The increase in the number of authorized shares of Common Stock will allow the Company to satisfy its obligations with regards to this transaction. The Company is currently obligated to issue a greater number of shares than it is legally authorized to issue. Currently, with the exception of the 28,000,000 shares issuable pursuant to the acquisition of Recreation Town, hereinabove described, there are no plans, arrangements, agreements or understandings in place with respect to the issuance of the newly authorized Common Stock.

Presently, the holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Our common shareholders do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding series of our preferred stock which may be designated in the future, holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of the Company, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

The Company will require additional capital to complete its business plan. The Company will seek to acquire the necessary capital through future financings. Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Company, and the proposed increase in authorized shares of Common Stock is not intended to be an anti-takeover device. The amendment is being sought solely to augment liquidity and enhance corporate flexibility.

The holders of our Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our Common Stock. The amendment would not alter or modify any preemptive right of holders of our Common Stock to acquire our shares, which is denied, or effect any change in our Common Stock, other than the number of authorized shares.

The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a shareholder's investment.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares will dilute the earnings per share and book value per share of all outstanding shares of our Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of the shareholder's investment could be adversely affected.

The additional Common Stock to be authorized will have rights identical to our currently outstanding Common Stock. Issuance of the Common Stock will not affect the rights of the holders of our currently outstanding Common Stock, except for effects incidental to increasing the number of outstanding shares of our Common Stock, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The amendment will become effective upon filing of a Certificate of Amendment of our Articles of Incorporation with the Secretary of State of Nevada.

The increase in the number of our authorized common shares to 200,000,000 is proposed by our management in order to ensure sufficient reserves of our Common Stock for various capital purposes and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming. Potential uses of the newly authorized shares may include equity financings, acquisition transactions, stock dividends or distributions, without further action by the shareholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS FOR FISCAL 2005

The majority shareholders ratified the appointment of, Jeffrey Tsang & Co., Certified Public Accountants, (“Jeffrey Tsang”) as the Company’s independent auditor for the fiscal year ending December 31, 2005. The Company did not have an independent auditor for the fiscal years ending 2004, 2003 and 2002. Jeffrey Tsang performed the audit for fiscal 2004, 2003 and 2002 concurrently with its audit for fiscal 2005.

The following table presents fees for the professional audit services rendered by Jeffrey Tsang for the audit of the Company’s annual financial statements for fiscal 2005 and 2004.

Audit fees	$0
All other fees	$0
Total fees	$0

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2006

The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company’s 2007 annual meeting of stockholders is expected to be held on or about June 30, 2007 and proxy materials in connection with that meeting are expected to be mailed on or about May 31, 2007. Proposals of stockholders of the Company that are intended to be presented at the Company’s 2007 annual meeting must be received by the Company no later than January 31, 2007 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act"), as amended for the Company's fiscal year ending December 31, 2005, Wing Hung Ho and Hong Zhong Hu failed to file Form 4 Statements of Changes in Beneficial Ownership with regards to the end of their tenures in September 2005. Ting Heung Lam failed to file a Form 3 Statement of Beneficial
Ownership with regards to the beginning of her tenure in September 2005. Hoi-ho Kiu and Lai Ming Lau failed to timely file Form 3 Statement of Changes in Beneficial Ownership with regards to the beginning of their tenures in November 2005.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which has been filed with the SEC pursuant to the Exchange Act, has been mailed to you along with the Information Statement on Schedule 14f-1 on April 27, 2006 and is hereby incorporated by reference into this Information Statement, including the financial statements that are part of our Annual Report. The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, Quarterly Report on Form 10-QSB for the period ended March 31, 2006, Quarterly Report on Form 10-QSB for the period ended June 30, 2005 and Quarterly Report on Form 10-QSB for the period ended September 30, 2005 are each incorporated by reference into this Information Statement. Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Reports may be obtained without charge upon written request to Hoi-ho Kiu, Suites 2203-06, Level 22, Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong or on the Internet at www.sec.gov from the SEC’s EDGAR database.

By Order of the Board of Directors

/s/ Hoi-ho Kui

By: Hoi-ho Kui, Chief Executive Officer